Exhibit 3.8

THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

OF

MIBU SERVICER. INC.

Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (“DGCL”), MIBU Servicer Inc., a Delaware corporation originally incorporated on January 12, 2007, under the name “MIBUS Inc.,” hereby certifies effective as of March 23, 2012 as follows:

ARTICLE I

NAME

The name of the corporation is MIBU Servicer Inc. (the “Corporation”).

ARTICLE II

REGISTERED OFFICE AND REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at that address is Corporation Service Company.

ARTICLE III

CORPORATE PURPOSE

The purpose of the Corporation shall be engaging or participating in any lawful acts or activities in which a corporation under the DGCL may engage or participate and any other acts or activity incidental to the foregoing.

ARTICLE IV

PERPETUAL EXISTENCE

The corporation shall have perpetual existence.

ARTICLE V

CAPITAL STOCK

(a)           Common Stock.  The total number of shares of stock which the Corporation shall have authority to issue is 100 shares of Common Stock, each having a par value of one cent ($.01).

(b)           Transfer of Common Stock.  Any stockholder may sell, assign, encumber, pledge, hypothecate or otherwise transfer, in whole or in part, its common stock of the Corporation, or take or omit to take any action, filing, election, or other action that could result in a deemed sale, assignment, encumbrance, transfer, or other disposition; provided, however, that a stockholder may sell all or a portion of its common stock in the Corporation to another Person, and such person shall be admitted as a stockholder of the Corporation, if and only if such transferee (i) executes an instrument signifying its agreement to be bound by the terms and conditions of this Certificate of Incorporation in form and substance satisfactory to the Board of Directors and (ii) delivers to the Corporation an opinion of counsel satisfactory to the Board of Directors that no registration under the Securities Act or registration or qualification under the securities laws of any state shall be required.

(c)           Pledge.  If a stockholder pledges all or a portion of its common stock of the Corporation pursuant to this Article V, the pledgee (or any assignee of the pledgee) shall not be admitted as a stockholder of the Corporation unless such pledgee exercises the rights of a secured creditor in accordance with (i) the relevant documents governing the applicable secured obligations and (ii) applicable law (the exercise of such rights pursuant to clauses (i) and (ii) of this subsection (c), “Foreclosure”). Following a Foreclosure, such pledgee or a transferee of such pledgee, upon satisfaction of the requirements of clauses (i) and (ii) of the proviso in subsection (b) of this Article V, shall be admitted as a stockholder of the Corporation and, immediately following such admission, the transferor stockholder shall cease to be a stockholder of the Corporation.

(d)           Stock Register.  The Corporation shall maintain a register in which, subject to such reasonable regulations as it may prescribe, the registration of common stock (including the name of each stockholder and the number of shares of common stock held by each stockholder), and the transfers thereof (including pledges in respect of which the Corporation has received written notice executed by the stockholder granting such pledge) shall be recorded.

(e)           Admission of Additional Stockholders.  Additional common stock may be issued to one or more additional stockholders with the unanimous written consent of the stockholders.

ARTICLE VI

STOCKHOLDER MEETINGS

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the Corporation may provide.

ARTICLE VII

BOARD OF DIRECTORS

The following provisions are included for the management of the business and the conduct of the affairs of the Corporation in furtherance and not in limitation of the powers conferred by statute:

(1)           The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors of the Corporation and their terms shall be as provided in the by-laws of the Corporation. The directors of the Corporation shall be elected in the manner described in the by-laws of the Corporation. Election of directors need not be by written ballot unless the by-laws so provide.

(2)           Any action permitted or required to be taken by the Board of Directors may be taken by a simple majority of the Board of Directors or with respect to any such action as the by-laws of the Corporation may otherwise provided.

(3)           The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the by-laws of the Corporation.

(4)           In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of incorporation, and any by-laws adopted by the stockholders; provided, however, that no by-laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such by-laws had not been adopted.

ARTICLE VIII

INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

(a)           To the fullest extent permitted by law, none of the stockholders, directors, officers, employees, representatives or agents of the Corporation, nor any member, shareholder, partner, manager, director, officer, employee, representative, agent or Affiliate of any such Person (each a “Indemnified Person” and collectively, the “Indemnified Persons”) shall be liable to the Corporation or any other Person that is a party to, or is otherwise bound by, this Certificate of Incorporation or the by-laws of the Corporation for any Damages incurred by reason of any act or omission performed or omitted by such Indemnified Person arising out of or in connection with the management or conduct of the business and affairs of the Corporation, except that an Indemnified Person shall be liable for any such Damages to the extent that any of the foregoing is determined, by a final, nonappealable order of a court of competent jurisdiction, to have been primarily caused by the gross negligence, willful misconduct, or bad faith of such Indemnified Person claiming exculpation or the willful violations of the express provisions hereof by such Indemnified Person.

(b)           To the fullest extent permitted by applicable law, the Corporation shall indemnify, defend and hold harmless each Indemnified Person for any liability, loss, damage or claim incurred by such Indemnified Person, including attorneys fees and costs and any amounts expended in the settlement of any such claims of liability, loss, damage or claim by reason of any act or omission performed or omitted by such Indemnified Person in connection with the business of the Corporation and in a manner reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Certificate of Incorporation and the by-.laws of the Corporation, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of such Indemnified Person’s bad faith, gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Article VIII by the Corporation shall be provided out of and to the extent of Corporation assets only, and no stockholder shall have personal liability on account thereof. The Corporation may pay for insurance covering its liability to the Indemnified Persons.

(c)           To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Corporation prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Corporation of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in this Article VIII.

(d)           An Indemnified Person shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any Person as to matters the Indemnified Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, including information, opinions, reports or statements as to the value and amount of the assets, liabilities or any other facts pertinent to the existence and amount of assets from which distributions to the stockholders might properly be paid.

(e)           To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Corporation or to any other Person, such Indemnified Person acting under this Certificate of Incorporation and the by-laws of the Corporation shall not be liable to the Corporation or to any other Person bound by this Certificate of Incorporation and the by-laws of the Corporation for its good faith reliance on the provisions of this Certificate of Incorporation and the by-laws of the Corporation or any approval or authorization granted by the Corporation or any other Indemnified Person, except that such Indemnified Person shall not be exculpated from any such liability incurred by reason of such indemnified Person’s gross negligence, bad faith or willful misconduct. The provisions of this Certificate of Incorporation and the by-laws of the Corporation, to the extent that they restrict or eliminate the duties and liabilities of an Indemnified Person to the Corporation or its members otherwise existing at law or in equity, are agreed by the Corporation to replace such other duties and liabilities of such Indemnified Person.

(f)            The foregoing provisions of this Article VIII shall survive the resignation, removal or termination of any Indemnified Person from the management or conduct of the business and affairs of the Corporation or any repeal or modification of this Article VIII by the stockholders of the Corporation.

ARTICLE IX

BOOKS OF THE CORPORATION

The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation.

ARTICLE X

DENIAL OF PREEMPTIVE RIGHTS

No holder of any class of capital stock of the Corporation, whether now or hereafter authorized, shall be entitled, as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of capital stock of the Corporation of any class whatsoever, or of securities convertible into or exchangeable for capital stock of the Corporation of any class whatsoever, whether now or hereafter authorized, or whether issued for cash, properly or services.

ARTICLE XI

NO LIABILITY OF HOLDER OF CAPITAL STOCK
FOR CORPORATE DEBT

The holders of the capital stock of the Corporation shall not be personally liable for the payment of the Corporation’s debts and the private property of the holders of the capital stock of the Corporation shall not be subject to the payment of debts of the Corporation to any extent whatsoever.

ARTICLE XII

TRANSACTIONS WITH DIRECTORS AND OFFICERS

No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if (1) the material facts as to his relationship or interest as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or the committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders, or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE XIII

COMPROMISE OR ARRANGEMENT BETWEEN CORPORATION
AND ITS CREDITORS OR STOCKHOLDERS

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the ease may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said recognition shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ARTICLE XIV

RESERVATION OF RIGHT TO AMEND
CERTIFICATE OF INCORPORATION

Without the consent of the stockholders representing a majority of the outstanding shares of the Corporation, the Corporation shall not amend, alter, change or repeal this Certificate of Incorporation. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of incorporation, in the manner now or hereafter prescribed by the law of the State of Delaware and all rights of the stockholders herein are granted subject to this reservation.

ARTICLE XV

DEFINITIONS; RULES OF CONSTRUCTION

(a)           Defined Terms.  When used in this Certificate of Incorporation, the following terms shall have the following meanings:

“Affiliate” means, as to any Person, any other Person that directly or indirectly, controls or is controlled by, or is under common control with, such Person. For the purposes of this definition, “control” (including “controlled by” and “under common control with”), as used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Board of Directors” means the board of directors of the Corporation appointed pursuant to Article VII.

“Damages” means for any expenses, claims, damages, liabilities and losses (including, without limitation, judgments, interest on judgments, fines, charges, costs, amounts paid in settlement, expenses and attorneys fees incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or any appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or commission), whether pending or merely threatened, whether or not such indemnifying or exculpated Person, as applicable, is or may be a party thereto, including interest on any of the foregoing.

“DGCL” has the meaning specified in the preamble hereto.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Person” means any legal person, including any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(b)           Rules of Construction.  Unless the context otherwise clearly requires in this Certificate of Incorporation: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined; (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms; (c) the words “include,” ‘includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (d)  the word “will” shall be construed to have the same meaning and effect as the word “shall”; (e) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions an such amendments, supplements or modifications set forth herein or therein); (f) any reference to any law shall include all statutory and regulatory rules, regulations and other provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time; (g) any reference herein to any Person, or to any Person in a specified capacity, shall be construed to include such Person’s successors and assigns or such Person’s successors in such capacity, as the case may be; (h) all references in this instrument to designated “Articles,” “Sections,” “subsections,” “clauses” and other subdivisions are to the designated Articles, Sections, subsections, clauses and other subdivisions of this instrument as originally executed, and the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Certificate of Incorporation as a whole and not to any particular Article, Section, subsection, clause or other subdivision; (i) all accounting terms not otherwise defined herein shall be construed in accordance with generally accepted accounting principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors from time to time; (j) “day” shall mean a calendar day and (k) terms defined in the Uniform Commercial Code and not otherwise defined in this Certificate of Incorporation shall have the meanings assigned to such terms under the Uniform Commercial Code of the applicable jurisdiction.

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IN WITNESS WHEREOF, the undersigned has executed this Third Amended and Restated Certificate of incorporation of MIBU Servicer Inc, as of the day and year first above written.

MIBU SERVICER INC., a Delaware corporation

By:	/s/ Michael R. Meyers
	Name:	Michael R. Meyers
	Title:	Vice President